Exhibit 10.10

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Data Service Framework Agreement

Party A: Guangzhou WeRide Technology Co., Ltd.

Legal representative: *****

Registered address: *****

Party B: Guangzhou Yuji Technology Co., Ltd.

Legal representative: *****, Tel: *****

Registered address: *****

Whereas:

In accordance with the provisions of the Civil Code of the People’s Republic of China and relevant laws and regulations, Party A and Party B, through friendly negotiation and based on the principles of equality, voluntariness, fairness, and good faith, sign the following agreement by consensus in Guangzhou regarding the provision of data acquisition and annotation services by Party B to Party A:

1 Service Content

1.1 Service price

Demand name		Quantity demanded	Unit price	Invoice
Lidar/Camera data introduction demand package	Automatic driving data acquisition and 2D/3D/fusion annotation	Long term	RMB [***]	6% VAT special invoice
Data compliance service	Provide automatic driving surveying and mapping data services to Party A	Long term	RMB [***]	6% VAT special invoice

This amount includes all expenses that Party A shall pay to Party B (including but not limited to usage fees, technical support fees, taxes, etc.). Without the written consent of Party A, Party B shall not charge any other fees from Party A.

1.2 Demand description

No.	Name	Description	Annotation Service
1	Automatic driving data acquisition and annotation services	Demands include: Party B shall provide services for the acquisition of automatic driving surveying and mapping data of Party A’s autonomous vehicles, and annotate the acquired surveying and mapping data according to the requirements of Party A. Party A shall make the monthly payment based on the actual acquisition and annotation hours.	Please refer to Service Description 2 for Details

2	Surveying and mapping data compliance service	Party B shall provide Party A with the storage of historical automatic driving surveying and mapping data and provide compliance service for Party A to access and use automatic driving surveying and mapping data.	Please refer to Service Description 2 for details

2 Service Description

2.1 Data Acquisition Service

During the term of this Agreement, Party B shall continuously provide acquisition, storage, and transmission services of automatic driving data for the autonomous vehicles for Party A and its affiliated parties. Party B shall arrange data acquisition personnel to supervise the data acquisition of the test vehicles, and shall keep and store the hard disks for acquired data. Party A shall not store, transmit, or use the acquired data by itself.

2.2 Data Compliance Service

2.3.1 Party B shall provide Party A with storage service of historical automatic driving surveying and mapping data for free, and Party A shall store the historical automatic driving data to Party B’s computer room or cloud through mobile hard disk or private wire network transmission.

2.3.2 Party B shall provide Party A with surveying and mapping data use compliance service. Party B shall provide Party A with a surveying and mapping data compliance room in its own computer room or cloud, and Party A shall deploy its algorithmic tools in the compliance room of Party B and access to the compliance room through the private wire network built by Party B. Party B shall provide Party A with relevant access accounts and supervise the access, thus to ensure the compliant use of the surveying and mapping data provided by Party B.

2.3 Annotation Service

See the annex for specific service content.

Party B shall continuously provide Party A with annotation service of the data acquired in Article 2.1 during the term of the Agreement and ensure the normal operation of annotation related business. Both parties agree that Party B shall not be held responsible for any data loss or other losses caused by Party A’s data preparation, standard iteration, solutions, tool issues, etc., and Party A shall make payment according to Party B’s actual service hours.

2.4 Contact Persons

	Project principal of Party A	Project principal of Party B
Name	*****	*****
Address	*****	*****
Tel.	*****	*****
E-mail	*****	*****

3 Payment

3.1 Payment

Payment method: Monthly payment

Payment rules: Before the 10th day of each month, Party A shall make full payment for the services provided by Party B in the previous month based on the actual service hours of Party B. Both parties shall check and confirm the actual service hours by email, and settle the service fee and compliance service fee for the previous month before the 20th day of each month.

Before Party A makes the payment, Party B shall provide a VAT special invoice for the equivalent service fee. After receiving the invoice, Party A shall pay the fee to Party B through bank transfer. If Party B fails to provide the invoice in a timely manner, Party A has the right to postpone the payment.

(1) The information of the bank account of Party B is as follows:

Account No.: *****

Bank of deposit: *****

Account name: *****

4 Acceptance Inspection of Data Annotation

4.1 Party B shall deliver the annotated data to Party A through the compliance room every 2 weeks, and Party A shall complete the acceptance inspection within 5 working days after receiving the annotated data. If Party A fails to complete the acceptance inspection within the time limit, or fails to issue an acceptance report after acceptance inspection, it shall be deemed as qualified. If the qualified rate of annotation is less than [***]%, the settlement amount shall be deducted according to the standard of deducting [***]% of the current service fee payable for every [***]% decrease in the qualified rate. Party A shall only use the annotated data through the compliance room.

4.2 If failing to pass the acceptance inspection, Party B shall complete the annotation again within 5 working days. If the re-annotation is overdue for more than 10 working days, or it is still not qualified after being re-annotated twice, Party A has the right to refuse to pay for the data delivered in this batch.

5 Confidentiality Obligation

5.1

Either party, and its employees and affiliated companies shall bear strict confidentiality obligation for all documents provided by the other party during the cooperation process (including but not limited to paper documents and other medium files), as well as all technical information, customer information, data sources, and trade secrets obtained by the parties during the performance of this Agreement (hereinafter referred to as “Confidential Information”). For avoidance of doubt, the original data of Party A and the data delivered by Party B are not considered as Confidential Information. Except with the prior written permission of one party, the other party, its employees, external consultants, and affiliated companies shall not disclose any part of the Confidential Information to any third party outside the agreement at any time; except that Party A discloses the analysis results provided by Party B under this Agreement to the affiliated companies of Party A or uses them for the purpose of conducting its own business in accordance with the provisions of this Agreement. Unless it is necessary to fulfill this Agreement, both parties shall not copy or transcribe Confidential Information.

5.2

Both parties and their affiliated companies shall keep this cooperation and the specific content of this Agreement confidential. Without the prior written consent of the other party, either party and its affiliated companies shall not disclose such content to any third-party unit or individual.

5.3

If required by the provider of Confidential Information or upon termination of this Agreement, the party receiving the Confidential Information and its affiliated companies, as required by the other party, shall return or destroy the materials and their copies (or any other form of copies) obtained, and delete the confidential information stored in the computer and files made using the Confidential Information.

5.4

If either party violates its confidentiality obligation and causes economic or reputational loss to the other party, it shall bear full liability for compensation. If any employee, affiliated company, or external consultant of either party violates the confidentiality obligation under this Agreement, it shall be deemed as a breach of contract by that party.

5.5

The confidentiality period of this Agreement is permanent, and the termination, suspension, invalidation, or invalidity of this Agreement or any of its clauses shall not affect the validity and binding force of this confidentiality clause on both parties.

5.6	The two parties shall not be responsible for protecting the following information:

(1) Public information;

(2) Information obtained by the other party from any third party not restricted by the confidentiality obligation;

(3) Information independently developed by the other party by referring to the Confidential Information;

(4) Information must be disclosed according to the requirements of judicial or government organs, which can obtain such information according to the provisions of laws or the power conferred by laws. However, when either party receives such a request, it shall immediately notify the other party, so that the other party can understand what will be disclosed and make comments.

6 Dissolution of the Agreement

6.1	Both parties determine that if any one of the following circumstances makes the performance of this Agreement unnecessary or impossible, the affected party may unilaterally dissolve this Agreement:

(1) The force majeure occurs, which means any objective circumstance which is unforeseeable, unavoidable and insurmountable at the time of signing this Agreement;

(2) Either party violates the provisions of this Agreement, resulting in the other party being unable to achieve the purpose under this Agreement.

6.2

If any party proposes to dissolve this Agreement not because of the breach of contract of the other party, it shall notify the other party in written form 30 days in advance, and both parties can terminate this Agreement by consensus. If there is any special agreement herein, the special agreement shall prevail. Party A may unilaterally dissolve the Agreement by giving a written notice to Party B 30 days in advance, without bearing any liability for breach of contract. Both parties shall make settlement based on the annotated data that has been completed by Party B and deemed as qualified by Party A upon acceptance inspection.

6.3

If either party is unable to continue performing this Agreement due to the provisions or requirements of Chinese laws and regulations, judicial organs, or regulatory agencies, both parties may negotiate to dissolve this Agreement, and it shall not be deemed as a breach of contract by that party.

7 Liability for Breach

7.1

If Party A fails to make payment as stipulated in this Agreement, Party A shall pay a penalty equivalent to [***]‰ of the overdue payment to Party B every day from the day after the latest payment date. If the payment is delayed for more than 30 days, Party B has the right to notify Party A in writing to dissolve this Agreement.

7.2

If either party violates the confidentiality obligation stipulated in Article 6 of this Agreement, it shall make one-off payment of liquidated damages [***] in RMB to the observant party in accordance with the confidentiality agreement for each breach of contract. If the above liquidated damages are insufficient to cover the direct losses suffered by the observant party, the default party shall make up the shortfall.

7.3

Either party shall be deemed as breach of contract if it violates the provisions of this Agreement during the execution of this Agreement. In addition to compensating the observant party, the default party shall also bear all expenses incurred by the other party to obtain such compensation, including but not limited to arbitration fees, litigation fees, lawyer fees, travel expenses, etc.

8 Warranty Terms

The qualified rate of data annotation service provided by Party B to Party A must reach [***]% or above, and the warranty period of deliverables is [***] year, starting from the delivery and acceptance date of data. For errors in the deliverables or data, Party B shall provide free warranty services that meet Party A’s requirements.

9 Dispute Resolution

Any dispute related to this Agreement or arising from the performance of this Agreement shall be resolved through negotiation between the parties. If negotiation fails, either party shall have the right to submit the dispute to the local people’s court of the defendant for litigation.

10 Other Provisions

10.1	This Agreement shall come into effect after being signed by both parties’ legal representatives or authorized representatives and stamped with the special seals for contract (or official seals).

10.2	This Agreement is in quadruplicate (4), with each party holding two (2) copies respectively, which have the same legal effect.

10.3	Both parties agree to use the addresses listed at the beginning of this Agreement as the addresses for service of legal instruments (in case of litigation or arbitration).

(There is no text below)

(Signature page of the Framework Agreement for Procurement of Data Acquisition and Annotation Services)

Party A (sealed):	Party B (sealed):

Guangzhou WeRide Technology Co., Ltd. (Seal)	Guangzhou Yuji Technology Co., Ltd. (Seal)

/s/ Company seal of Guangzhou WeRide Technology Co., Ltd.	/s/ Company seal of Guangzhou Yuji Technology Co., Ltd. (Seal)

Signing date: October 8, 2022	Signing date: October 8, 2022